Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

BMO LGM Frontier Markets Equity Fund:

We consent to the use of our report dated October 25, 2016, incorporated by reference herein, for BMO LGM Frontier Markets Equity Fund, and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG, LLP

Milwaukee, Wisconsin
August 25, 2017